Exhibit 99.1
Magnolia Oil & Gas Corporation Announces 2024 Fourth Quarter and Year End Results

HOUSTON, TX, February 18, 2025 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the fourth quarter and full year 2024.

Fourth Quarter 2024 Summary Financial Results:

(In millions, except per share data)	For the Quarter Ended December 31, 2024	For the Quarter Ended December 31, 2023	Percentage increase (decrease)
Net income	$88.7	$113.9	(22)%
Adjusted net income (1)	95.4	107.7	(11)%
Earnings per share - diluted	0.44	0.53	(17)%
Adjusted EBITDAX (1)	235.8	240.0	(2)%
Capital expenditures - D&C	131.6	91.5	44%
Average daily production (Mboe/d)	93.1	85.4	9%
Cash balance as of period end	$260.0	$401.1	(35)%
Diluted weighted average total shares outstanding (2)	196.2	206.5	(5)%

Full Year 2024 Summary Financial Results:

(In millions, except per share data)	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023	Percentage increase (decrease)
Net income	$397.3	$442.6	(10)%
Adjusted net income (1)	400.9	441.7	(9)%
Earnings per share - diluted	1.94	2.04	(5)%
Adjusted EBITDAX (1)	953.3	899.2	6%
Capital expenditures - D&C	477.0	421.6	13%
Average daily production (Mboe/d)	89.7	82.3	9%
Cash balance as of period end	$260.0	$401.1	(35)%
Diluted weighted average total shares outstanding (2)	200.0	210.2	(5)%

Fourth Quarter and Full Year 2024 Highlights:

•Magnolia reported fourth quarter and full year 2024 net income attributable to Class A Common Stock of $85.6 million, or $0.44 per diluted share, and $366.0 million or $1.94 per diluted share, respectively. Fourth quarter and full year 2024 total net income was $88.7 million and $397.3 million, and total adjusted net income(1) was $95.4 million and $400.9 million, respectively. The diluted weighted average share count(2) for the fourth quarter and full year 2024 was 196.2 million and 200.0 million, a year-over-year decline of 5% for both periods.

•Adjusted EBITDAX(1) was $235.8 million during the fourth quarter of 2024, with drilling and completions (“D&C”) capital of $131.6 million, which included the drilling of an additional four well pad in Giddings. Adjusted EBITDAX for the full year 2024 was $953.3 million with total D&C capital of $477.0 million, representing a reinvestment rate of 50% of adjusted EBITDAX.

•Net cash provided by operating activities was $222.6 million during the fourth quarter of 2024 and $920.9 million during full year 2024. The Company generated free cash flow(1) of $90.3 million during the fourth quarter of 2024 and $430.2 million during full year 2024.

•Total production in the fourth quarter of 2024 grew 9% from fourth quarter 2023 levels to 93.1 thousand barrels of oil equivalent per day (“Mboe/d”). Production for full year 2024 averaged 89.7 Mboe/d representing year-over-year volume growth of more than 9% with oil growth of 11% exceeding our original expectations.

•Production at Giddings grew 14% compared to the prior year fourth quarter to 71.8 Mboe/d including oil production growth of 17% and supported by strong overall well performance.

•Magnolia added 44.3 million barrels of oil equivalent (“MMboe”) of proved developed reserves in 2024, representing reserve additions from the Company’s drilling program, which excluded acquisitions and price-related revisions. These organic proved developed additions represent a replacement ratio of 135% of production and provide an organic proved developed Finding and Development (“F&D”) cost of $10.77 per boe for 2024.

•Magnolia repurchased 2.2 million Class A Common shares during the fourth quarter for $55.8 million. Total share repurchases during 2024 amounted to 11.0 million shares, including 7.5 million Class A Common shares and 3.5 million Class B shares, leading to a 5% reduction in the Company’s diluted weighted average share count(3) compared to the prior year. Magnolia’s Board of Directors increased the existing share repurchase authorization by an additional 10 million shares, bringing the total remaining authorization to 11.7 million Class A Common shares, which are specifically designated toward open market share repurchases.

•As previously announced, the Board of Directors declared a cash dividend of $0.15 per share of Class A common stock, and a cash distribution of $0.15 per Class B unit, payable on March 3, 2025, to shareholders of record as of February 14, 2025. The quarterly dividend represents a 15% increase and provides an annualized dividend rate of $0.60 per share. This is the fourth consecutive year that Magnolia has increased its dividend rate after initiating a dividend payment in 2021. The Company’s ongoing efforts toward reducing the outstanding shares and delivering moderate annual production growth support strong dividend growth.

•Magnolia returned 90%(4) and 88%(5) of the free cash flow generated during the fourth quarter and full year 2024, respectively, to the Company’s shareholders through a combination of share repurchases and dividends. Together with the significant return of cash to shareholders, Magnolia ended the year with $260.0 million of cash on its balance sheet and an undrawn $450 million revolving credit facility.

“Steady, reliable, and consistent, are some of the words used to describe what was an exceptional period for Magnolia’s operational and financial execution in 2024,” said President and CEO Chris Stavros. “Our high-quality assets and continued low reinvestment rate of 50 percent of adjusted EBITDAX delivered 9 percent total company production growth and 11 percent oil growth year over year, providing more than $430 million of free cash flow in 2024. These strong results were further supported by our team’s success in achieving a 10 percent per boe reduction in our field-level cash operating expenses which provided higher operating margins and additional free cash flow. Our disciplined capital program, further D&C efficiencies and continued strong well performance provided healthy reserve additions at very low proved developed finding and development costs.

“Our strong balance sheet, low cost structure, and consistent free cash flow generation, enabled us to return 88 percent of our free cash flow, or nearly $380 million to shareholders during 2024 through our dividend and share repurchase program. Recent measures taken by Magnolia’s Board include the approval of a 15 percent increase to our quarterly dividend which was supported by last year’s 9 percent production growth combined with a 5 percent reduction in our total outstanding shares. In addition, the Board raised our existing share repurchase authorization by 10 million shares. These actions are part of Magnolia’s ongoing investment proposition of improving our dividend per share payout capacity and underpinned by the ongoing confidence in our business model and the durability of our assets.

“We enter 2025 on solid footing after a strong year of operating performance and with an improved cost structure. Magnolia’s core principles of disciplined capital spending, low leverage and high operating margins, will continue to guide us while delivering moderate production growth and consistent free cash flow during this year. Through our consistent strategy and operating plan we are confident in our ability to achieve similarly strong results this year and to continue to compound value for our shareholders.”

Operational Update

Fourth quarter and full-year 2024 total company production averaged 93.1 and 89.7 Mboe/d, representing a 9 percent year over year increase for both periods. Fourth quarter and full-year 2024 production from Giddings increased by 14 and 16 percent, respectively, compared to the prior year periods with Giddings oil production growing by 17 percent compared to fourth quarter 2023. Last year’s total company volume growth and oil growth benefited from continued strong well performance and the integration of acquisitions completed in late 2023. Giddings production represented 76 percent of total company volumes during 2024.

Magnolia’s fourth quarter and full year 2024 capital spending on drilling, completions and associated facilities was $131.6 million and $477.0 million, respectively. Our operations team continued to generate moderate efficiency improvements in Giddings during 2024 including a 7 percent increase in drilling feet per day. Lease operating expenses declined by 10 percent to $5.36 per boe during the fourth quarter and compared to first quarter levels, and as part of a broader cost reduction initiative across our assets. Cost improvements were realized in most expense categories including surface repair and maintenance, contract labor, equipment rentals, and fluid hauling.

Magnolia plans to operate two drilling rigs and one completion crew during 2025 and expects to maintain this level of activity throughout the year. While this activity level is similar to the 2024 operating plan, lower overall well costs combined with improved operating efficiencies is expected to allow for more wells to be drilled, completed and turned in line helping to support Magnolia’s overall high-margin growth. Approximately 75 to 80 percent of the 2025 activity will consist of multi-well development pads in the Giddings area combined with some appraisal wells intended to test some concepts and extend the boundaries of the play within our sizable acreage position. Modest development will continue in the Karnes area in addition to some ongoing appraisal activity. The overall characteristics and quality of our 2025 program is expected to be very similar to what we experienced last year.

2024 Oil and Gas Reserves

Total 2024 proved reserves increased 13 percent to 191.7 MMboe from 169.8 MMboe at year end 2023 replacing 167 percent(6) of our 2024 production. Magnolia books only one year of proved undeveloped reserves and as a result 78 percent of its 2024 proved reserves were developed. The proved undeveloped reserves represent what we plan to convert to the proved developed category during 2025.

Magnolia’s total proved developed reserves at year end 2024 were 149.3 MMboe. Excluding acquisitions, sales, and price-related revisions, the Company added 44.3 MMboe of proved developed reserves during the year. Total costs incurred excluding property acquisition costs, exploration expenses and asset retirement obligations were $477.0 million in 2024 resulting in organic proved developed F&D costs of $10.77 per boe. During the three-year period from 2022 to 2024, Magnolia’s organic proved developed F&D costs averaged $11.66 per boe.

Additional Guidance

Magnolia expects its total 2025 D&C capital spending to be in the range of $460 to $490 million. As the majority of our OFS and materials costs are under contract through at least mid-2025, we expect our D&C capital to be roughly flat compared to last year’s levels. This also includes an estimate of non-operated capital that is similar to 2024 levels. We currently expect this year’s capital spending program and activity to deliver full-year total production growth in the range of 5 to 7 percent for 2025. First quarter 2025 D&C capital spending is estimated to be approximately $135 million and we expect this to be the highest quarterly rate of spending for the year. Total production for the first quarter is estimated to be approximately 94 Mboe/d.

Oil price differentials are anticipated to be approximately a $3 per barrel discount to Magellan East Houston and Magnolia remains completely unhedged for all its oil and natural gas production. The fully diluted share count for the first quarter of 2025 is expected to be approximately 195 million shares, which is 5 percent lower than first quarter 2024 levels.

Annual Report on Form 10-K

Magnolia's financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2024, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on February 19, 2025.

(1) Adjusted net income, adjusted EBITDAX and free cash flow are non-GAAP financial measures. For reconciliations to the most comparable GAAP measures, please see “Non-GAAP Financial Measures” at the end of this press release.
(2) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.
(3) Weighted average total shares outstanding include diluted weighted average shares of Class A Common Stock outstanding during the period and shares of Class B Common Stock, which are anti-dilutive in the calculation of weighted average number of common shares outstanding.
(4) Fourth quarter 2024 return to shareholders includes $55.8 million of share repurchases, $25.1 million of dividends to Class A shareholders, and $0.7 million of distributions to Class B shareholders, divided by the quarterly free cash flow (reconciled on page 13).
(5) Full year 2024 return to shareholders includes $272.5 million of share repurchases, $97.6 million of dividends to Class A shareholders, and $7.8 million of distributions to Class B shareholders, divided by the annual free cash flow (reconciled on page 13).
(6) Calculated as the sum of the 2024 change in total proved reserves of 21.9 MMboe and 2024 production of 32.8 MMboe divided by 2024 production.

Conference Call and Webcast

Magnolia will host an investor conference call on Wednesday, February 19, 2025 at 10:00 am Central (11:00 am Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders by delivering steady, moderate annual production growth resulting from its disciplined and efficient philosophy toward capital spending. The Company strives to generate high pre‐tax margins and consistent free cash flow allowing for strong cash returns to our shareholders. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the supply and demand for oil, natural gas, NGLs, and other products or services, including impacts of actions taken by OPEC and other state-controlled oil companies; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; (v) geopolitical and business conditions in key regions of the world; and (vi) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors, including inflation. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is expected to be filed with the SEC on February 19, 2025. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors
Tom Fitter
(713) 331-4802
tfitter@mgyoil.com

Media
Art Pike
(713) 842-9057
apike@mgyoil.com

Magnolia Oil & Gas Corporation
Operating Highlights

	For the Quarters Ended		For the Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Production:
Oil (MBbls)	3,572	3,263	14,019	12,608
Natural gas (MMcf)	15,371	14,246	58,746	55,085
Natural gas liquids (MBbls)	2,431	2,221	9,024	8,266
Total (Mboe)	8,565	7,858	32,834	30,054

Average daily production:
Oil (Bbls/d)	38,821	35,466	38,302	34,541
Natural gas (Mcf/d)	167,079	154,848	160,508	150,918
Natural gas liquids (Bbls/d)	26,428	24,140	24,655	22,645
Total (boe/d)	93,096	85,414	89,709	82,340

Revenues (in thousands):
Oil revenues	$246,480	$252,531	$1,046,675	$958,388
Natural gas revenues	28,406	26,367	90,277	102,054
Natural gas liquids revenues	51,723	43,730	178,934	166,537
Total revenues	$326,609	$322,628	$1,315,886	$1,226,979

Average sales price:
Oil (per Bbl)	$69.01	$77.39	$74.66	$76.02
Natural gas (per Mcf)	1.85	1.85	1.54	1.85
Natural gas liquids (per Bbl)	21.27	19.69	19.83	20.15
Total (per boe)	$38.13	$41.06	$40.08	$40.83

NYMEX WTI (per Bbl)	$70.28	$78.33	$75.72	$77.61
NYMEX Henry Hub (per MMBtu)	$2.80	$2.88	$2.27	$2.74
Realization to benchmark:
Oil (% of WTI)	98%	99%	99%	98%
Natural gas (% of Henry Hub)	66%	64%	68%	68%

Operating expenses (in thousands):
Lease operating expenses	$45,936	$40,431	$180,881	$155,491
Gathering, transportation, and processing	12,164	10,908	39,832	44,327
Taxes other than income	15,852	16,234	71,862	65,565
Depreciation, depletion and amortization	105,332	95,922	414,487	324,790

Operating costs per boe:
Lease operating expenses	$5.36	$5.15	$5.51	$5.17
Gathering, transportation, and processing	1.42	1.39	1.21	1.47
Taxes other than income	1.85	2.07	2.19	2.18
Depreciation, depletion and amortization	12.30	12.21	12.62	10.81

Magnolia Oil & Gas Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	For the Quarters Ended		For the Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
REVENUES
Oil revenues	$246,480	$252,531	$1,046,675	$958,388
Natural gas revenues	28,406	26,367	90,277	102,054
Natural gas liquids revenues	51,723	43,730	178,934	166,537
Total revenues	326,609	322,628	1,315,886	1,226,979
OPERATING EXPENSES
Lease operating expenses	45,936	40,431	180,881	155,491
Gathering, transportation and processing	12,164	10,908	39,832	44,327
Taxes other than income	15,852	16,234	71,862	65,565
Exploration expenses	456	306	1,374	5,445
Asset retirement obligations accretion	1,618	1,500	6,729	4,039
Depreciation, depletion and amortization	105,332	95,922	414,487	324,790
Impairment of oil and natural gas properties	—	—	—	15,735
General and administrative expenses	21,184	19,240	88,733	77,102
Total operating costs and expenses	202,542	184,541	803,898	692,494

OPERATING INCOME	124,067	138,087	511,988	534,485

OTHER INCOME (EXPENSE)
Interest expense, net	(4,688)	(405)	(14,371)	(33)
Loss on extinguishment of debt	(8,796)	—	(8,796)	—
Other income, net	304	7,718	4,322	15,360
Total other income (expense), net	(13,180)	7,313	(18,845)	15,327

INCOME BEFORE INCOME TAXES	110,887	145,400	493,143	549,812

INCOME TAX EXPENSE
Current income tax expense	3,865	4,402	25,541	31,852
Deferred income tax expense	18,314	27,142	70,272	75,356
Total income tax expense	22,179	31,544	95,813	107,208

NET INCOME	88,708	113,856	397,330	442,604
LESS: Net income attributable to noncontrolling interest	3,110	15,411	31,303	54,303
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$85,598	$98,445	$366,027	$388,301

NET INCOME PER SHARE OF CLASS A COMMON STOCK
Basic	$0.44	$0.53	$1.94	$2.04
Diluted	$0.44	$0.53	$1.94	$2.04
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	190,635	184,511	186,465	188,174
Diluted	190,647	184,625	186,492	188,355
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING(1)	5,523	21,827	13,497	21,827
(1) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Summary Cash Flow Data
(In thousands)

	For the Quarters Ended		For the Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME	$88,708	$113,856	$397,330	$442,604
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	105,332	95,922	414,487	324,790
Impairment of oil and natural gas properties	—	—	—	15,735
Asset retirement obligations accretion	1,618	1,500	6,729	4,039
Amortization of deferred financing costs	1,154	1,083	4,459	4,256
Gain on sale of assets	—	—	—	(3,946)
Deferred income tax expense (benefit)	18,314	27,142	70,272	75,356
Gain on revaluation of contingent consideration	(504)	(7,643)	(4,312)	(7,643)
Stock based compensation	4,502	4,106	18,663	16,166
Loss on extinguishment of debt	8,796	—	8,796	—
Other	—	265	2,922	274
Net change in operating assets and liabilities	(5,293)	10,651	1,504	(15,842)
Net cash provided by operating activities	222,627	246,882	920,850	855,789

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(429)	(279,184)	(165,424)	(355,499)
Additions to oil and natural gas properties	(134,794)	(92,835)	(486,729)	(424,890)
Changes in working capital associated with additions to oil and natural gas properties	(2,840)	(12,105)	(2,385)	(33,793)
Other investing	(45)	(128)	(584)	(718)
Net cash used in investing activities	(138,108)	(384,252)	(655,122)	(814,900)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	400,000	—	400,000	—
Redemption of long-term debt	(404,000)	—	(404,000)	—
Class A Common Stock repurchases	(55,242)	(53,624)	(183,375)	(205,320)
Class B Common Stock purchases and cancellations	—	—	(89,670)	—
Dividends paid	(25,096)	(21,597)	(97,620)	(88,077)
Distributions to noncontrolling interest owners	(943)	(4,119)	(9,133)	(14,065)
Cash paid for debt issuance costs	(12,713)	—	(12,713)	—
Other financing activities	(2,615)	(635)	(10,289)	(7,747)
Net cash used in financing activities	(100,609)	(79,975)	(406,800)	(315,209)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(16,090)	(217,345)	(141,072)	(274,320)
Cash and cash equivalents – Beginning of period	276,139	618,466	401,121	675,441
Cash and cash equivalents – End of period	$260,049	$401,121	$260,049	$401,121

Magnolia Oil & Gas Corporation
Summary Balance Sheet Data
(In thousands)

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$260,049	$401,121
Other current assets	150,775	190,152
Property, plant and equipment, net	2,306,034	2,052,021
Other assets	103,977	112,922
Total assets	$2,820,835	$2,756,216

Current liabilities	$290,261	$314,887
Long-term debt, net	392,513	392,839
Other long-term liabilities	170,735	165,822
Common stock	24	23
Additional paid in capital	1,880,243	1,743,930
Treasury stock	(721,279)	(538,445)
Retained earnings	754,591	486,162
Noncontrolling interest	53,747	190,998
Total liabilities and equity	$2,820,835	$2,756,216

Magnolia Oil & Gas Corporation
Costs Incurred, Proved Developed Reserves, Organic F&D Cost Per Boe, and Organic Reserve Replacement Ratio

The following tables summarize the Company's costs incurred in oil and gas property acquisition, exploration and development activities, reconciliation of changes in proved developed reserves, and calculation of organic proved developed F&D cost per boe and organic reserve replacement ratio for the years ended December 31, 2024, 2023, and 2022.

		For the Years Ended			Three Year Total
(In thousands)		December 31, 2024	December 31, 2023	December 31, 2022
Costs incurred:
Proved property acquisition costs		$68,761	$326,150	$53,781	$448,692
Unproved properties acquisition costs		101,791	68,177	37,994	207,962
Total acquisition costs		170,552	394,327	91,775	656,654
Exploration and development costs		490,564	471,238	477,995	1,439,797
Total costs incurred		661,116	865,565	569,770	2,096,451
Less: Total acquisition costs		(170,552)	(394,327)	(91,775)	(656,654)
Less: Asset retirement obligations		(2,461)	(41,177)	(1,824)	(45,462)
Less: Exploration expenses		(1,374)	(5,171)	(11,032)	(17,577)
Less: Leasehold acquisition costs		(9,729)	(3,267)	(5,302)	(18,298)
Drilling and completions capital	(A)	$477,000	$421,623	$459,837	$1,358,460

		For the Years Ended			Three Year Total
(In MMboe)		December 31, 2024	December 31, 2023	December 31, 2022
Proved developed reserves:
Beginning of period		135.2	125.6	109.8	109.8
End of period		149.3	135.2	125.6	149.3
Increase in proved developed reserves		14.1	9.6	15.8	39.5
Production	(B)	32.8	30.1	27.5	90.4
Increase in proved developed reserves plus production		46.9	39.7	43.3	129.9
Less: Purchases of reserves in place, net of sales		(4.1)	(10.9)	(4.6)	(19.6)
Increase in proved developed reserves, excluding acquisitions, net of sales		42.8	28.8	38.7	110.3
Plus (Less): Price-related revisions		1.5	15.1	(10.4)	6.2
Increase in proved developed reserves, excluding acquisitions, sales, and price-related revisions	(C)	44.3	43.9	28.3	116.5

		For the Years Ended			Three Year Average
		December 31, 2024	December 31, 2023	December 31, 2022
Organic proved developed F&D cost per boe	(A)/(C)	$10.77	$9.60	$16.25	$11.66
Organic reserve replacement ratio	(C)/(B)	135%	146%	103%	129%

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, amortization of intangible assets, exploration expenses, and accretion of asset retirement obligations, adjusted to exclude the effect of certain items included in net income. Adjusted EBITDAX is not a measure of net income in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors, and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income to adjusted EBITDAX, our most directly comparable financial measure, calculated and presented in accordance with GAAP:

	For the Quarters Ended		For the Years Ended
(In thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
NET INCOME	$88,708	$113,856	$397,330	$442,604
Interest expense, net	4,688	405	14,371	33
Income tax expense	22,179	31,544	95,813	107,208
EBIT	$115,575	$145,805	$507,514	$549,845
Depreciation, depletion and amortization	105,332	95,922	414,487	324,790
Asset retirement obligations accretion	1,618	1,500	6,729	4,039
EBITDA	$222,525	$243,227	$928,730	$878,674
Exploration expenses	456	306	1,374	5,445
EBITDAX	$222,981	$243,533	$930,104	$884,119
Impairment of oil and natural gas properties	—	—	—	15,735
Gain on revaluation of contingent consideration	(504)	(7,643)	(4,312)	(7,643)
Loss on extinguishment of debt	8,796	—	8,796	—
Other income adjustment (1)	—	—	—	(9,193)
Non-cash stock based compensation expense	4,502	4,106	18,663	16,166
Adjusted EBITDAX	$235,775	$239,996	$953,251	$899,184

(1) The other income adjustment for the year ended December 31, 2023, includes $5.3 million related to an earnout payment associated with the sale of the Company’s 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020 and $3.9 million related to the gain on the sale of the Company’s 84.7% interest in Highlander Oil & Gas Holdings LLC in 2023.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net income to adjusted net income

Our presentation of adjusted net income is a non-GAAP measure because it excludes the effect of certain items included in net income. Management uses adjusted net income to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended		For the Years Ended
(In thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
NET INCOME	$88,708	$113,856	$397,330	$442,604
Adjustments:
Impairment of oil and natural gas properties	—	—	—	15,735
Gain on revaluation of contingent consideration	(504)	(7,643)	(4,312)	(7,643)
Loss on extinguishment of debt	8,796	—	8,796	—
Other income adjustment (1)	—	—	—	(9,193)
Change in estimated income tax (2)	(1,609)	1,490	(870)	215
ADJUSTED NET INCOME	$95,391	$107,703	$400,944	$441,718

Diluted weighted average shares of Class A Common Stock outstanding during the period	190,647	184,625	186,492	188,355
Weighted average shares of Class B Common Stock outstanding during the period (3)	5,523	21,827	13,497	21,827
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities (3)	196,170	206,452	199,989	210,182

(1) The other income adjustment for the year ended December 31, 2023, includes $5.3 million related to an earnout payment associated with the sale of the Company’s 35% membership interest in Ironwood Eagle Ford Midstream, LLC in 2020 and $3.9 million related to the gain on the sale of the Company’s 84.7% interest in Highlander Oil & Gas Holdings LLC in 2023.
(2) Represents corporate income taxes at an assumed annual effective tax rate of 19.4% and 19.5% for the quarters and years ended December 31, 2024 and 2023, respectively.
(3) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of revenue to adjusted cash operating margin and to operating income margin

Our presentation of adjusted cash operating margin and total adjusted cash operating costs are supplemental non-GAAP financial measures that are used by management. Total adjusted cash operating costs exclude the impact of non-cash activity. We define adjusted cash operating margin per boe as total revenues per boe less operating expenses per boe. Management believes that total adjusted cash operating costs per boe and adjusted cash operating margin per boe provide relevant and useful information, which is used by our management in assessing the Company’s profitability and comparability of results to our peers.

As a performance measure, total adjusted cash operating costs and adjusted cash operating margin may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted cash operating margin may not be comparable to similar measures of other companies in our industry.

	For the Quarters Ended		For the Years Ended
(In $/boe)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$38.13	$41.06	$40.08	$40.83
Total cash operating costs:
Lease operating expenses (1)	(5.30)	(5.09)	(5.44)	(5.11)
Gathering, transportation and processing	(1.42)	(1.39)	(1.21)	(1.47)
Taxes other than income	(1.85)	(2.07)	(2.19)	(2.18)
Exploration expenses (2)	(0.05)	(0.01)	(0.04)	(0.17)
General and administrative expenses (3)	(2.00)	(1.99)	(2.20)	(2.09)
Total adjusted cash operating costs	(10.62)	(10.55)	(11.08)	(11.02)
Adjusted cash operating margin	$27.51	$30.51	$29.00	$29.81
Margin (%)	72%	74%	72%	73%
Non-cash costs:
Depreciation, depletion and amortization	$(12.30)	$(12.21)	$(12.62)	$(10.81)
Impairment of oil and natural gas properties	—	—	—	(0.52)
Asset retirement obligations accretion	(0.19)	(0.19)	(0.20)	(0.13)
Non-cash stock based compensation	(0.54)	(0.52)	(0.57)	(0.54)
Exploration expenses, non-cash	—	(0.03)	—	(0.01)
Total non-cash costs	(13.03)	(12.95)	(13.39)	(12.01)
Operating income margin	$14.48	$17.56	$15.61	$17.80
Add back: impairment of oil and natural gas properties	—	—	—	0.52
Adjusted operating income margin	$14.48	$17.56	$15.61	$18.32
Margin (%)	38%	43%	39%	45%
(1) Lease operating expenses exclude non-cash stock based compensation of $0.5 million, or $0.06 per boe, and $0.5 million, or $0.06 per boe, for the quarters ended December 31, 2024 and 2023, respectively, and $2.3 million, or $0.07 per boe, and $1.9 million, or $0.06 per boe for the years ended December 31, 2024 and 2023, respectively.
(2) Exploration expenses exclude non-cash exploration activity of $0.3 million, or $0.03 per boe, for the quarter ended December 31, 2023, and $0.3 million, or $0.01 per boe, for the year ended December 31, 2023.
(3) General and administrative expenses exclude non-cash stock based compensation of $4.0 million, or $0.47 per boe, and $3.6 million, or $0.46 per boe, for the quarters ended December 31, 2024 and 2023, respectively, and $16.4 million, or $0.50 per boe, and $14.3 million, or $0.48 per boe, for the years ended December 31, 2024 and 2023, respectively.

Magnolia Oil & Gas Corporation
Non-GAAP Financial Measures

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Free cash flow is used by management as an additional measure of liquidity. Free cash flow is not a measure of financial performance under GAAP and should not be considered an alternative to cash flows from operating, investing, or financing activities.

	For the Quarters Ended		For the Years Ended
(In thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$222,627	$246,882	$920,850	$855,789
Add back: net change in operating assets and liabilities	5,293	(10,651)	(1,504)	15,842
Cash flows from operations before net change in operating assets and liabilities	227,920	236,231	919,346	871,631
Additions to oil and natural gas properties	(134,794)	(92,835)	(486,729)	(424,890)
Changes in working capital associated with additions to oil and natural gas properties	(2,840)	(12,105)	(2,385)	(33,793)
Free cash flow	$90,286	$131,291	$430,232	$412,948